As filed with the Securities and Exchange Commission on June 6, 1997
                                               Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                           NEW CENTURY ENERGIES, INC.

               (Exact name of registrant as specified in charter)

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       Delaware                                      84-1334327
(State of Incorporation)                  (IRS Employer Identification No.)

                                1225 17th Street
                             Denver, Colorado 80202
                                 (303) 571-7511

               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                                 Bill D. Helton
                Chairman of the Board and Chief Executive Officer
                           New Century Energies, Inc.
                                1225 17th Street
                             Denver, Colorado 80202
                                 (303) 571-7511
 (Name, address and telephone number, including area code, of agent for service)
                               ------------------

Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |X|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                       Proposed     Proposed
                                       Maximum      Maximum
Title of Each        Amount            Offering     Aggregate    Amount of
Class of Securities  to be             Price Per    Offering     Registration
to be Registered     Registered        Share (1)    Price (1)    Fee (1)
-------------------- ----------------- ------------ ---------------------------
Common Stock
  ($1 par value).... 10,000,000 shares  $40.125     $401,250,000  $121,591
================================================================================

(1) The proposed maximum offering price per share and in the aggregate have been estimated solely for the purposes of computing the registration fee. Pursuant to Rule 457(c), the registration fee has been calculated based on the average of the high and low prices for the Common Stock of Public Service Company of Colorado (the higher priced stock of the two companies combining to form New Century Energies, Inc.) on June 4, 1997, as reported on the New York Stock Exchange Composite Tape.

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


PROSPECTUS

                           NEW CENTURY ENERGIES, INC.

                   Dividend Reinvestment and Cash Payment Plan

                           Common Stock, $1 Par Value

                              --------------------

     The Dividend Reinvestment and Cash Payment Plan (the "Plan") of New Century Energies, Inc. (the "Company") provides a convenient and economical way for the shareholders of the Company to reinvest cash dividends and, through optional cash payments, to purchase shares of the Company's common stock, $1.00 par value per share (the "Common Stock" or "Company Common Stock"), without paying any service charge and only a minimal brokerage commission.

     The agent for the Plan ("Agent") is The Bank of New York or any successor thereto appointed by the Company from time to time. Any shareholder who wishes to participate in the Plan and who has not been previously enrolled in the Plan must properly complete and return the Authorization Card to the Agent. An Authorization Card may be obtained from the Agent.

     Shares purchased under the Plan may be, at the option of the Company, newly issued shares, treasury shares, shares purchased on the open market by the Agent or any combination of the foregoing. The price at which shares of Company Common Stock will be purchased directly from the Company will be the average of the high and low price per share paid on the last day on which Company Common Stock was traded preceding the Investment Date (as defined) as reported on the composite tape for New York Stock Exchange listed securities administered by the Consolidated Tape Association. (See Question 10.) The price at which shares of Common Stock purchased by the Agent on the open market shall be deemed to have been acquired shall be the average price (including brokerage commissions) of all shares purchased by the Agent for Participants in the Plan on the relevant Investment Date.

     Participation in the Plan is entirely voluntary. Any shareholder who does not participate in the Plan will receive cash dividends, as declared, by check.

     This Prospectus relates to 10,000,000 shares of Common Stock of the Company registered for sale under the Plan and should be retained for future reference.

                              --------------------

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
               BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY
               STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
                 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                        ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                              --------------------

                  The date of this Prospectus is June 6, 1997.

                                   THE COMPANY

     The Company is a registered public utility holding company under the Public Utility Holding Company Act of 1935, as amended. The Company owns all of the outstanding shares of common stock of three public utility companies, Public Service Company of Colorado ("PSCo"), Southwestern Public Service Company ("SPS") and Cheyenne Light, Fuel and Power Company. The Company also owns several non-utility subsidiaries. The principal executive offices of the Company are located at 1225 17th Street, Denver, Colorado 80202.

                             DESCRIPTION OF THE PLAN

     The following, in question and answer form, sets forth the provisions of the Dividend Reinvestment and Cash Payment Plan effective as of the date of this Prospectus.

Purpose

     1. What is the purpose of the Plan?

     The purpose of the Plan is to provide shareholders of the Company with a convenient and economical method of purchasing Company Common Stock. Once enrolled in the Plan, shareholders (the "Participants") may also reinvest cash dividends and, through optional cash investments, purchase additional shares of Common Stock at regular intervals. Although the Company expects the Plan to appeal to many shareholders, it is entirely optional. Each shareholder who desires to participate must make an election in the manner set out herein unless he or she is already a Participant in the Plan. (See Question 5.)

Advantages

     2. What are the advantages of the Plan?

        Participants in the Plan may:

     a. have cash dividends on all or part of the shares of Common Stock registered in their names automatically reinvested and also invest optional cash payments; or

     b. continue to receive cash dividends on shares registered in their names and invest by making optional cash payments of not less than $25 per payment nor more than $100,000 per calendar year.

     Participants will pay only a minimal brokerage commission in connection with open market purchases under the Plan. Such commissions payable by a Plan Participant on each investment will be such Participant's pro rata share of the commissions paid by the Agent in effecting all open market purchases of Common Stock on the applicable

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Investment Date. (See Question 13.) The amount of such commissions will be deducted from the amount of the dividend reinvested or the optional cash payment, as the case may be, prior to the purchase of shares of Common Stock. However, because the Plan Agent will be making purchases on behalf of all Plan Participants it is expected that the amount of commissions actually paid by a Plan Participant would be minimal compared to that paid by a shareholder who invests outside of the Plan. The Company will pay the Agent's costs and expenses in connection with the administration of the Plan. Commissions will be added to the shareholders' cost basis of the Common Stock purchased under the Plan.

     Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be purchased for Participants' accounts. Dividends on such fractions, as well as on full shares, will be used to purchase additional shares for the Participants' accounts. The Plan includes a safekeeping service which permits Participants to deposit all of their Common Stock certificates with the Agent, thereby reducing shareholders' risk of loss of physical certificates and making it convenient for shareholders to hold all shares of Common Stock in one account. In addition, regular statements of account will provide Participants with a record of each transaction.

Administration

     3. Who administers the Plan for Participants?

     By participating in the Plan each Participant designates The Bank of New York (or a successor thereto) as his or her Agent under the Plan. The Bank of New York will administer the Plan, purchase shares of Common Stock as Agent for Participants in the Plan, serve as custodian for shares on deposit in the Plan, keep records, send statements of account to Participants and perform other duties relating to the Plan. Shares of Common Stock purchased under the Plan will be registered in the name of the Agent (or its nominee) and held by the Agent for each Participant in the Plan.

     Participants may contact the Agent by telephone toll free at 1-800-783-4893 between the hours of 9:00 a.m. and 6:00 p.m., Eastern time, on business days or by writing to one of the following addresses. Please mention New Century Energies, Inc. in all correspondence.

     Optional cash payments and all notices and transaction requests concerning the Plan should be mailed to:

                           The Bank of New York
                           Dividend Reinvestment Plan
                           P.O. Box 1958
                           Newark, NJ  07101-9774

     All inquiries regarding your account should be mailed to:

                           The Bank of New York
                           Investor Relations Department
                           P.O. Box 11258
                           Church Street Station
                           New York, NY  10286-1258

Please include in your letter a telephone number where you may be reached during business hours.

Participation

     4. Who is eligible to participate?

     The Plan is available to shareholders of the Company. Shareholders who wish to participate must be holders of record of the Company's Common Stock ("Eligible Shareholders"). A shareholder can elect to participate only with respect to shares registered in his or her own name. Owners of Company Common Stock whose shares are registered in names other than their own (e.g., broker, bank nominee) must first become holders of record by having those shares transferred into their own names in order to participate in the Plan with respect to such shares.

     5. How does an Eligible Shareholder join the Plan?

     In order to join the Plan an Eligible Shareholder must properly complete an Authorization Card and return it to the Agent.

     An Authorization Card may be obtained at any time by contacting the Agent at 1-800-783-4893.

     An Eligible Shareholder may choose to participate in the dividend reinvestment portion of the Plan to the extent of all or part of the shares of Common Stock registered in his or her name and he or she may also make optional cash payments. Alternatively, an Eligible Shareholder may choose to participate in the optional cash payment portion only, and continue to receive cash dividends on shares registered in his or her name. Dividends on shares purchased through the optional cash payments portion of the Plan will be automatically reinvested under the Plan.

     6. What does the Authorization Card provide?

     The Authorization Card allows you to indicate how you wish to participate in the Plan.

     Participants must indicate whether dividends should be fully or partially reinvested and whether any additional optional cash payments are to be made. Participants may choose one of the following three options:

     1) Full Dividend Reinvestment: Dividends on all shares of Common Stock registered in a Participant's name will be reinvested in additional shares of Common Stock and a Participant will also be entitled to invest optional cash payments in additional shares.

     2) Partial Dividend Reinvestment: By designating the number of shares on which dividends will be reinvested, a Participant can cause the dividends on the designated shares to be reinvested in Common Stock and will also be entitled to invest optional cash payments in additional shares.

     3) Optional Cash Payments Only: Dividends on shares registered in a Participant's name will be paid by check as usual and will not be reinvested. A Participant may send optional cash payments (in an amount not less than $25) to the Agent which will be invested in additional shares. The amount of optional cash payments which may be made by a Participant may not exceed $100,000 per calendar year. Dividends on all shares purchased with optional cash payments and credited to a Participant's account under this aspect of the Plan will, however, be reinvested in additional shares unless and until a Participant requests that the purchased shares be registered in his or her name through the issuance of certificates. (See Questions 12 and 18 for information concerning the issuance of certificates.)

     Shareholders who do not participate in the Plan will receive cash dividends, as declared, by check.

     7. When may an Eligible Shareholder join the Plan?

     An Eligible Shareholder may join the Plan at any time. If an Authorization Card specifying "Full Dividend Reinvestment" or "Partial Dividend Reinvestment" is properly completed and received by the Agent in sufficient time to process prior to payment of a particular dividend, then reinvestment of the designated dividends will commence with that dividend payment. Otherwise, participation will begin with the following dividend payment.

     An Eligible Shareholder may make an initial optional cash payment when enrolling by enclosing a check with the Authorization Card. Optional cash payments also may be made at any time after a shareholder has returned a properly completed Authorization Card to the Agent. Optional cash payments are invested once a month, usually on an Investment Date. (See Question 13 for information concerning the investment of optional cash payments.)

Costs

     8. Are there any costs to Participants in connection with purchases and sales under the Plan?

     If the shares for the Plan are purchased on the open market, Participants will be charged a pro rata share of the brokerage commissions paid by the Agent. If the source of the Company Common Stock is treasury shares or newly issued shares (see Question 9), the Participants will not be charged. Administration costs of the Plan will be paid by the Company. In addition, Participants that request the sale, withdrawal or transfer of any of their Plan shares (see Questions 22-24) must pay any related brokerage commissions. The Agent may effect open market purchases and sales of shares for the Plan through an affiliated broker-dealer which would receive a commission for effecting such transactions.

Source of Shares

     9.   What is the source of shares purchased under the Plan?

     The Company has the sole discretion to determine whether shares purchased under the Plan will come from the authorized and unissued shares of Company Common Stock, treasury shares or shares purchased on the open market by the Agent for Plan Participants. The Company will not change its determination as to the source of the shares more than once in any three month period. Any such change will be based on a determination by the Chief Financial Officer of the Company with respect to the Company's capital needs or another compelling reason for a change.

Purchases

     10. What will be the price of shares of Common Stock purchased under the Plan?

     The price at which authorized and unissued shares of Company Common Stock and treasury stock will be purchased from the Company will be the average of the high and low price per share paid on the last day on which Company Common Stock was traded preceding the Investment Date as reported on the composite tape for New York Stock Exchange listed securities administered by the Consolidated Tape Association.

     The price at which shares of Common Stock purchased by the Agent on the open market shall be deemed to have been acquired shall be the average price (including brokerage commissions) of all shares purchased by the Agent for Participants in the Plan on the relevant Investment Date. Such purchases may be made on any securities exchange where Company Common Stock is traded.

     The Agent may commingle Participants' funds (dividends and optional cash payments) with those of others participating in the Plan. The Agent shall have no responsibility as to the market value of shares acquired for Participants' accounts.

     11.  How many shares of Common Stock will be purchased for Participants?

     Participants cannot request that a specific number of shares be purchased for their accounts. Each Participant's account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount invested by the Participant (less, in the case of open market purchases, the pro rata share of brokerage commissions) divided by the purchase price per share.

     12. Will certificates be issued to Participants for shares of Common Stock purchased under the Plan?

     Certificates for whole shares of Common Stock purchased under the Plan will be issued upon written request to the Agent by utilizing the tear-off stub on the account statement. A Participant may also request certificates by contacting the Agent's telephone toll free at 1-800-783-4893 and requesting a personal identification number ("pin number"). Once a Participant has received a pin number, the Participant may contact the Agent by telephone to request certificates. (See Question 18 for instructions on certificate issuance and Question 26 for information on termination of participation in the Plan.)

     13.  When will dividends and/or optional cash payments be invested?

     Dividends will be reinvested in additional shares of Company Common Stock on the Company's regular dividend payment dates (each, an "Investment Date"), or as soon as practicable thereafter. Optional cash payments will be invested on the first business day of each month (also "Investment Dates") or as soon as practicable thereafter. Shares purchased will be credited to a Participant's account on each Investment Date or as soon as practicable thereafter. Optional cash payments received on or before the business day preceding a given Investment Date will be invested on that Investment Date. Optional cash payments received on or after a given Investment Date will be held by the Agent until the next Investment Date. The Company recommends that optional cash payments be sent so as to be received shortly before an Investment Date since no interest will be paid on cash held until an Investment Date. (See Questions 16 and 17 for information on when dividends will be paid on shares purchased with optional cash payments.)

Optional Cash Payments

     14.  Who is eligible to make optional cash payments?

     Eligible Shareholders who are Participants in the Plan or who have submitted a properly completed Authorization Card may make optional cash payments at any time.

     Eligible Shareholders may make an initial optional cash payment of not less than $25 per payment nor more than $100,000 total per calendar year when enrolling in the Plan by enclosing a check or money order with the properly completed Authorization Card. Checks or money orders should be made payable to The Bank of New York and mailed with the Authorization Card. Thereafter, optional cash payments may be made at any time by sending your personal check or money order to the Agent.

     PARTICIPANTS WHO WISH TO MAKE REGULAR OPTIONAL INVESTMENTS SHOULD CONTACT THE AGENT TO REQUEST AN AUTOMATIC MONTHLY DEDUCTION FORM. THIS PROGRAM PROVIDES THE CONVENIENCE OF AUTOMATIC MONTHLY INVESTMENTS DEDUCTED DIRECTLY FROM YOUR BANK ACCOUNT, WITHOUT THE NEED TO MAIL CHECKS.

Reports to Participants

     15.  What kind of reports will be sent to Participants in the Plan?

     Soon after investment of optional cash payments and/or dividends, Participants will receive a statement indicating the amount of dividends and optional cash payments, the purchase price, number of shares purchased and the total number of shares in their account. THESE STATEMENTS ARE A PARTICIPANT'S CONTINUING RECORD OF THE TAX COST OF THE PARTICIPANT'S PURCHASES OF COMPANY COMMON STOCK UNDER THE PLAN, AND SHOULD BE RETAINED FOR INCOME TAX PURPOSES UNTIL SUCH TIME AS THE PARTICIPANT HAS DISPOSED OF ALL SUCH SHARES. Participants will also receive copies of the Company's annual and quarterly reports to shareholders and proxy statements.

Dividends

     16. Will Participants be credited with dividends on shares held in their accounts under the Plan?

     On the dividend payment date, the Agent will credit the dividends attributable to those outstanding shares held in the Plan for the Participant's account as of the dividend record date and will reinvest such dividends.

     Participants whose participation is limited to optional cash payments will receive dividend checks on those shares registered in their name. Dividends on all shares credited to their account under the Plan will be reinvested in additional shares of Company Common Stock.

     17.  How will dividends on Plan shares be handled?

     Dividends on all shares credited to a Participant's account in the Plan, including shares purchased with reinvested dividends or optional cash payments, will be reinvested in additional shares.

Issuance of Certificates

     18. How may a Participant obtain certificates for shares purchased under the Plan?

     A Participant may obtain certificates for any number of whole shares in the Participant's Plan account at any time by notifying the Agent to that effect in writing or by telephone (and providing his or her pin number). (See Question 12.) Certificates for whole shares of stock will be issued to the Participant, but in no event will certificates for fractional shares be issued. Any shares remaining in the Participant's account will continue to be credited to that account, and dividends paid with respect thereto will be reinvested in additional shares, until participation in the Plan is terminated. (See Question 26 for information on termination of participation and liquidation of fractional shares.)

     19. What happens to a Participant's Plan account if all certificates held by the Participant are transferred or sold?

     If the Participant disposes of all certificates representing shares of the Common Stock held by the Participant in the Participant's own name, the Agent will continue to reinvest the dividends on the shares held in the Plan account until participation in the Plan is terminated.

Safekeeping Service

     20.  Can Participants deposit their registered shares with the Plan?

     A Participant may deposit any Common Stock certificates in his or her possession and registered in his or her name with the Agent for safekeeping. Shares deposited for safekeeping will be transferred into the name of the Agent, as agent for Participants in the Plan, and credited to the Participant's account under the Plan. Thereafter, the shares will be treated in the same manner as shares purchased through the Plan. This service eliminates the need for safekeeping by the Participant to protect against loss, theft or destruction of stock certificates with respect to the shares credited to the Participant's account. Dividends on all Plan shares held for a Participant by the Agent will be reinvested.

     21.  What are the advantages of using the depositary service of the Plan?

     The Plan's depositary service for the safekeeping of stock certificates offers two significant advantages. First, the risk associated with loss of stock certificates is eliminated. If a stock certificate is lost, stolen or destroyed, no transfer or sale of the shares may take place until a replacement certificate is obtained. This procedure is not always simple and usually results in costs and paperwork to the shareholder, to the Company and to the Company's transfer agent. Second, because shares deposited with the Plan for safekeeping are treated in the same manner as shares purchased through the Plan, they may be sold through the Plan in a convenient and efficient manner.

How to Sell  or Transfer Shares

     22.  How may Participants sell the Common Stock under the Plan?

     Participants may request that the Agent sell any or all of the shares held for the Participant by submitting the tear-off stub on the account statement or by calling the Agent and providing the Participant's pin number. (See Question 12.) The Agent will aggregate all shares for which requests to sell were received from Participants and then will complete the sale of such shares in the open market. Shares are expected to be sold weekly, but depending on volume may be sold more frequently. The Participant will receive the proceeds of the sale less any brokerage commission as soon as practicable after the settlement date for the applicable sale.

     23. May a Participant transfer all or a part of the Participant's Plan shares to another person?

     Yes. If a Participant wishes to transfer ownership of all or part of the shares of Common Stock in his or her account through gift, private sale or otherwise, the Participant may effect transfer by mailing to the Agent at the address in Question 3 a properly executed stock assignment along with a letter giving specific instructions regarding the transfer and both an Authorization Form and a Form W-9 (Certification of Taxpayer Identification Number) completed by the transferee. Requests for transfer of such shares are subject to the same requirements as the transfer of Common Stock certificates, including the requirement of a Medallion signature guarantee on the stock assignment. Brokerage firms and banks generally can provide the Medallion signature guarantee. The Agent will provide the appropriate forms upon request. Any shares so transferred will be withdrawn from the Participant's account, and the Participant's account statement will show the number of shares withdrawn.

     A Participant may also transfer all or a portion of the shares of Common Stock in his or her Plan account into an account established for another person within the Plan. In order to effect such a "book-to-book" transfer, the transferee must complete an Authorization Form to open a new account within the Plan. (See Question 5.) The Authorization Form should be sent to the Agent along with a written request to effect the "book-to-book" transfer indicating the number of shares to be transferred to the new account. The written request must be signed by all Participants listed on a current Plan account, with a Medallion guarantee of their signatures. Unless otherwise indicated in the Authorization Form, the new account will provide for "Full Dividend Reinvestment." (See Question 6.) A Participant may contact the Agent at 1-800-783-4893 to obtain additional information and required forms to effect a "book-to-book" transfer.

     24. When shares in the Plan are transferred to another person who wishes to become a Participant in the Plan, will the Agent issue a stock certificate to the transferee?

     No. The Agent will retain such shares. An account in the Plan will be opened in the name of the person to whom such shares are transferred, although a signed Authorization Form will be required before the transfer can be effected.

     25.  How will a transferee be advised of the transfer?

     After the transfer has been made, a transferee of shares from a Participant will receive a statement showing the number of shares transferred to and held in the transferee's Plan account.

Termination by a Participant

     26.  How does a Participant terminate participation in the Plan?

     A Participant may terminate participation in the Plan prior to any dividend payment date by giving written notice of termination, signed by all persons for whom the account is carried, to the Agent or by calling the Agent and providing his or her pin number. (See Question 12.) Any notice received too late to process before the payment date will not become effective until after dividends paid on such payment date have been credited to the Participant's account and invested as provided in the Plan. After termination, all dividends will be paid to the Participant in cash.

     In requesting termination, a Participant may elect to receive either Common Stock or cash for all of the full shares in the Participant's account. If the Participant elects cash, the Agent will sell such Common Stock and send proceeds to the Participant, net of any applicable brokerage commission. If no election is made in the request for termination, a certificate for the total number of whole shares held in the account will be issued to the Participant. In every case of termination, the Participant's interest in fractional shares will be adjusted in cash based on the market price of Company Common Stock on the date the termination becomes effective as determined by the Agent and uninvested voluntary cash contributions credited to the Participant's account will be distributed in cash.

Other Information

     27. What happens if the Company issues a stock dividend or declares a stock split?

     Any stock dividend or shares resulting from stock splits with respect to shares, both full and fractional, credited to Participants' accounts will be added to their accounts. Stock dividends or stock splits distributed on shares of Common Stock registered in the name of the Participant will be mailed directly to the Participant in the same manner as to shareholders who are not participating in the Plan.

     28. How will a Participant's Plan shares be voted at a meeting of shareholders?

     All shares credited to an account under the Plan will be voted as directed. If on the record date for a meeting of shareholders there are shares credited to an account under the Plan, proxy material will be sent for such meeting. When an executed proxy is returned in a timely manner, it will be voted with respect to all shares credited to the Participant's account under the Plan (including any fractional share). Participants may instead vote all of such shares in person at the shareholders' meeting.

     29.  What is the responsibility of the Company under the Plan?

     Neither the Company nor the Agent administering the Plan will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a Participant's account upon such Participant's death prior to receiving notice of death.

     The Participant should recognize that neither the Company nor the Agent can provide any assurance of a profit or protection against loss on any shares purchased under the Plan.

     30.  May the Plan be changed or discontinued?

     The Company reserves the right to suspend or terminate the Plan at any time. It also reserves the sole right to make modifications to the Plan without the necessity of Participants' approval. Participants will be notified of any suspension, termination or modification.

                         FEDERAL INCOME TAX CONSEQUENCES

     Dividends, even though reinvested and not actually received by the Participant, are taxable just as though they had been received directly by the Participant. If shares of Company Common Stock are purchased on the open market with reinvested dividends, a Participant will be treated for Federal income tax purposes as having received a dividend distribution equal in amount to the cash dividend used to purchase such shares and to have paid the allocable portion of related brokerage commissions. Such dividend distribution will be reported on the Participant's year-end Form 1099-DIV. A Participant's tax basis of shares so purchased will equal the amount treated as a dividend distribution.

     If shares of Company Common Stock are purchased directly from the Company with reinvested dividends, a Participant will be treated for Federal income tax purposes as having received a dividend distribution equal in amount to the fair market value of the purchased shares on the dividend Payment Date, including fractional shares, purchased for the Participant. Such dividend distributions will be reported on the Participant's year-end Form 1099-DIV. A Participant's tax basis of the shares so purchased will be equal to the amount treated as a dividend distribution to the Participant.

     A Participant who purchases shares of Company Common Stock with voluntary cash payments will not recognize any taxable income upon such purchase. The tax basis of such shares will be the amount of the voluntary cash payment.

     A Participant's holding period for shares of Common Stock acquired pursuant to the Plan generally begins on the day following the date the shares are credited to the Participant's account.

     Each statement of account will show the amount of dividends paid and reinvested, shares purchased, as well as the price per share to be used in determining the cost basis of the Common Stock purchased with reinvested dividends and/or cash payments pursuant to the stock purchase provision of the Plan.

     A Participant will not realize any taxable income when the Participant receives certificates for whole shares credited to the Participant's account under the Plan, either upon request for certificates for certain of these shares, or upon termination of participation or termination of the Plan by the Company. However, gain or loss may be realized by the Participant when whole shares are sold, either by the Agent pursuant to the Partici-pant's request when the Participant terminates participation in the Plan or by the Participant after withdrawal or termination. In addition, a Participant who receives, upon termination of participation or termination of the Plan by the Company, a cash adjustment for a fraction of a share credited to the Participant's account may realize a gain or loss with respect to such fraction. The amount of any such gain or loss would be the difference between the amount which the Participant receives for a fractional share and the Participant's cost basis therefor.

     This description of Federal income tax consequences of participating in the Plan is only a summary and is not intended to be a complete description of all tax consequences of participating in the Plan. Eligible shareholders should consult their tax advisors as to the Federal income tax consequences of Plan participation in their particular situations, as to rules applicable in special circumstances, such as death of a Participant or gift of shares held under the Plan or other tax consequences, and as to the tax consequences of Plan participation under applicable state, local or foreign income tax laws.

                                 USE OF PROCEEDS

     The Company has no basis for estimating the number of shares of Common Stock that ultimately will be purchased from the Company pursuant to the Plan or the prices at which such shares will be sold. The net proceeds from the sale of any shares of authorized and unissued stock or treasury stock sold pursuant to the Plan will be added to the general funds of the Company and used for general corporate purposes. The Company will receive no proceeds from shares purchased on the open market pursuant to the Plan.

                                     EXPERTS

     The balance sheets of NCE as of December 31, 1996 and 1995, included in NCE'S Annual Report on Form 10-K for the year ended December 31, 1996, which statements are incorporated by reference in this registration statement, the consolidated balance sheets of PSCo and its subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996, and the related financial statement schedule, included in PSCo's Annual Report on Form 10-K for the year ended December 31, 1996, which statements and schedule are incorporated by reference in this registration statement, and the balance sheet of NCE as of October 31, 1995, which statement is included in the NCE Joint Proxy Statement/Prospectus and Registration Statement on Form S-4, which statement is incorporated by reference in this registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     With respect to the unaudited consolidated condensed interim financial information of PSCo and its subsidiaries for the quarter ended March 31, 1997, included in its Form 10-Q, which information is incorporated by reference in this registration statement, the unaudited interim financial information of NCE for the quarter ended March 31, 1997, included in its Form 10-Q, which information is incorporated by reference in this registration statement and the unaudited condensed consolidated interim financial information of SPS and its subsidiaries for the quarter ended March 31, 1997, included in its Form 10-Q, which information is incorporated by reference in this registration statement, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate reports thereon state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Act.

     The consolidated financial statements of SPS incorporated in this prospectus by reference from SPS's Annual Report on Form 10-K for the year ended August 31, 1996 have been audited by Deloitte & Touche LLP, independent certified public accountants ("Deloitte & Touche") , as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information included in SPS's Quarterly Reports on Form 10-Q for the quarters ended November 30, 1996 and February 28, 1997 that are incorporated herein by reference, Deloitte & Touche applied limited procedures in accordance with professional standards for reviews of such information. As stated in their reports that are included in SPS's Quarterly Reports on Form 10-Q for the quarters ended November 30, 1996 and February 28, 1997 that are incorporated by reference herein, they did not audit and they did not express an opinion on such interim financial information. Accordingly, the degree of reliance of any of their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche are not subject to the liability provisions of
Section 11 of the Securities Act for any of their reports on such unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

                                 LEGAL OPINIONS

     The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York.

                              AVAILABLE INFORMATION

     New Century Energies, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, will file with the Securities and Exchange Commission ("SEC") reports, proxy statements, and other information, which are available for inspection and copying at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. (The Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.) Copies of such material can be obtained from the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Copies of such material also can be inspected at the office of the New York Stock Exchange, Inc. (the "NYSE").

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner of shares of the Company to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy (without exhibits, except those specifically incorporated by reference) of any and all of the documents referred to below which have been or may be incorporated in this Prospectus by reference. Requests for such documents should be directed to Corporate Secretary, New Century Energies, Inc., 1225 17th Street, Denver, Colorado 80202 (Tel: (303) 571-7511).

     The following documents, previously filed with the SEC pursuant to the Exchange Act, are hereby incorporated by reference:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 33-64951);

          2. The description of the Company's Common Stock contained in the Joint Proxy Statement/Prospectus and Registration Statement on Form S-4 of the Company (File No. 33-64951);

          3. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (File No. 33-64951);

          4. PSCo's Annual Report on Form 10-K and Amendment to Annual Report on Form 10-K/A for the year ended December 31, 1996 (File No. 1-3280);

          5. PSCo's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (File No. 1-3280);

          6. PSCo's Current Reports on Form 8-K dated February 24, 1997 and April 1, 1997;

          7. SPS's Annual Report on Form 10-K for the year ended August 31, 1996 (File No. 1-3789);

          8. SPS's Quarterly Reports on Form 10-Q for the quarters ended November 30, 1996, February 28, 1997 and March 31, 1997 (File No. 1-3789);
     and

          9. SPS's Current Reports on Form 8-K dated October 11, 1996, February 7, 1997, February 24, 1997 and April 22, 1997 (File No. 1-3789).

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

=============================================================   =========================================================

     No person has been authorized to give any information or
to make any representation not contained in this Prospectus
and, if given or made, such information or representation
must not be relied upon as having been authorized by the
Company. This Prospectus does not constitute  an offer to
sell or a  solicitation  of an offer to buy any securities                   NEW CENTURY ENERGIES, INC.
other  than the  securities  offered hereby or any of the
securities offered hereby in any jurisdiction to any person
to whom it is unlawful to make such offer in such jurisdiction.
Neither the delivery of this Prospectus nor any sale made
hereunder shall, under any circumstances, create any implica-
tion that there has been no change in the affairs of the
Company  since the date hereof.                                                Dividend Reinvestment and
                                                                                   Cash Payment Plan

                     TABLE OF CONTENTS

                                                 Page


Description of the Plan.....................        3
    Purpose.................................        3
    Advantages..............................        3                            _____________________
    Administration..........................        4
    Participation...........................        5                                  PROSPECTUS
    Costs...................................        7                            _____________________
    Source of Shares........................        7
    Purchases...............................        7
    Optional Cash Payments..................        9
    Reports to Participants.................        9
    Dividends...............................       10
    Issuance of Certificates................       10
    Safekeeping Service.....................       11
    How to Sell  or Transfer Shares.........       11
    Termination by a Participant............       12
    Other Information.......................       13
Federal Income Tax Consequences.............       14
Use of Proceeds.............................       15
Experts.....................................       15
Legal Opinions..............................       16
Available Information.......................       17
Incorporation of Certain
    Documents by Reference..................       17
                                                                                  Dated: June 6, 1997

=============================================================   =========================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

     Securities and Exchange Commission
         Registration Fee.........................               $121,591

     Printing Registration Statement,
         Prospectus and Other Documents...........                 15,000

     Legal Fees and Expenses, Blue Sky
         Fees and Expenses, and Services
         of Independent Auditors..................

     Stock Exchange Listing Fees..................                  8,750

     Miscellaneous Expenses.......................                  4,659
                                                                 --------

            Total.................................               $200,000
                                                                 --------
Item 15.  Indemnification of Officers and Directors.

     Section 145 of the Delaware General Corporation Law (the "Delaware Act") permits corporations organized thereunder to indemnify directors, officers, employees and agents against liability under certain circumstances. The Company's Restated Certificate of Incorporation (the "Company Charter") provides for indemnification of directors, officers, employees and agents to the full extent provided by the Delaware Act. The Company Charter states that the indemnification provided therein shall not be deemed exclusive. The Company may purchase and maintain insurance on behalf of itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware Act. Pursuant to Section 145(g) of the Delaware Act and the Company Charter, the Company maintains directors' and officers' liability insurance coverage. The Company may also enter into an indemnity agreement with any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise, as long as the provisions of the agreement are not impermissible under applicable law.

     As permitted by Section 102(a) of the Delaware Act, the Company Charter provides that no director shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the directors' duty of loyalty to the Company or its shareholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Act (relating to certain unlawful distributions to shareholders) or
(iv) for any transaction from which the director derived an improper personal benefit.

Item 16.  Exhibits.

     Reference is made to the Exhibit Index filed as a part of this Registration Statement.

Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any shares of Company Common Stock which remain unsold at the termination of this offering.

     4. That, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 31, 1997.

                                    NEW CENTURY ENERGIES, INC.


                                    By /s/ Bill D. Helton
                                       ----------------------------------
                                         Name: Bill D. Helton
                                         Title: Chairman of the Board and
                                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                      Title                                    Date
---------                      -----                                    ----

/s/ Bill D. Helton             Chairman of the Board and            May 31, 1997
--------------------------     Chief Executive Officer
Name: Bill D. Helton           (Principal Executive Officer)

/s/ Wayne H. Brunetti          Vice Chairman of the Board,          May 31, 1997
--------------------------     President, Chief Operating
Name: Wayne H. Brunetti        Officer and Director

/s/ Richard C. Kelly           Executive Vice President and         May 31, 1997
--------------------------     Chief Financial Officer
Name: Richard C. Kelly         (Principal Financial Officer and
                               Principal Accounting Officer)

/s/ C. Coney Burgess           Director                             May 31, 1997
--------------------------
Name: C. Coney Burgess

/s/ Danny H. Conklin           Director                             May 31, 1997
--------------------------
Name: Danny H. Conklin

/s/ Giles M. Forbess           Director                             May 31, 1997
--------------------------
Name: Giles M. Forbess

/s/ Gayle L. Greer             Director                             May 31, 1997
--------------------------
Name: Gayle L. Greer

/s/ R. R. Hemminghaus          Director                             May 31, 1997
--------------------------
Name: R. R. Hemminghaus

/s/ A. Barry Hirschfeld        Director                             May 31, 1997
--------------------------
Name: A. Barry Hirschfeld

/s/ J. Howard Mock             Director                             May 31, 1997
--------------------------
Name: J. Howard Mock

/s/ Will F. Nicholson, Jr.     Director                             May 31, 1997
--------------------------
Name: Will F. Nicholson, Jr.

/s/ J. Michael Powers          Director                             May 31, 1997
--------------------------
Name: J. Michael Powers

/s/ Rodney E. Slifer           Director                             May 31, 1997
--------------------------
Name: Rodney E. Slifer

/s/ W. Thomas Stephens         Director                             May 31, 1997
--------------------------
Name: W. Thomas Stephens

/s/ Robert G. Tointon          Director                             May 31, 1997
--------------------------
Name: Robert G. Tointon

                                  EXHIBIT INDEX

Exhibit
Number                               Exhibit
------                               -------

4(a) Restated Certificate of Incorporation of the Registrant (incorporated by reference to Annex VIII to Joint Proxy Statement/Prospectus and Registration Statement on Form S-4 (File No. 33-64951)).

4(b) Restated Bylaws (incorporated by reference to Annex IX to Joint Proxy Statement/Prospectus and Registration Statement on Form S-4 (File
           No. 33-64951)).

5          Opinion of Counsel for the Registrant.

15(a) Letter of Arthur Andersen LLP on Unaudited Financial Information of the Company.

15(b)      Letter of Arthur Andersen LLP on Unaudited Financial Information of
           PSCo.

15(c) Letter of Deloitte & Touche LLP on Unaudited Financial Information of SPS.

15(d)      Letter of Arthur Andersen LLP on Unaudited Financial Information of
           SPS.

23(a)      Consent of Arthur Andersen LLP.

23(b)      Consent of Deloitte & Touche LLP.

23(c)      Consent of Counsel for the Registrant (included in Exhibit 5).